UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 6, 2016

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Regional Contracts with North American Portability Management LLC (the “NAPM”)
NeuStar, Inc. (“Neustar” or the “Company”) is currently the only provider of Local Number Portability Administrator services in the United States. These services are provided pursuant to the seven regional contracts, as amended (the “NPAC Contracts”) between the Company and the NAPM.
On September 29, 2016, the NAPM provided written notice of its election to extend the term of the NPAC Contracts, which were set to expire on September 30, 2016, in accordance with Section 24.2 thereof (the “Extension Notice”). In connection with such extension and in accordance with the NPAC Contracts, the NAPM had the option to license the source code that the Company uses to provide services to the NAPM. As set forth in the Extension Notice, the NAPM did not elect to license the Company’s source code. In accordance with Section 24.2 of the NPAC Contracts, the Company shall continue to provide services and transition services, subject further to the right of the NAPM to deliver to the Company one or more 180 Day Termination Notices (as defined in the NPAC Contracts).
Based on the timeline published by the Transition Oversight Manager on August 31, 2016, we expect to provide services and transition services until at least the end of May 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	October 6, 2016	By:	/s/ Paul S. Lalljie
Name: Paul S. Lalljie
Title: Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)